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                                  EXHIBIT 23

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the following registration statements of Harris Corporation pertaining to the Harris Corporation Retirement Plan and the Harris Corporation Union Retirement Plan of our report dated September 30, 1994, with respect to the financial statements and schedules of the Harris Corporation Retirement Plan Master Trust included in this Annual Report (Form 11-K) for the year ended June 30, 1994;

     Form S-8      No. 33-50169      Harris Corporation Retirement Plan

     Form S-8      No. 33-50167      Harris Corporation Union Retirement Plan



                                     /s/  ERNST & YOUNG LLP

Orlando, Florida
December 23, 1994